As filed with the Securities and Exchange Commission on December 31, 2009

REGISTRATION NO. 811-08920

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☑

AMENDMENT NO. 12

CLARION VALUE FUND, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

230 Park Avenue
New York, New York 10169
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 883-2500

Daniel Heflin
ING Clarion Capital, LLC
230 Park Avenue New York, New York 10169
(NAME AND ADDRESS OF AGENT FOR SERVICE)

Copy To:

Nathan J. Greene, Esq.
Shearman & Sterling LLP

599 Lexington Avenue
New York, New York 10022

CLARION VALUE FUND, INC.

230 Park Avenue
New York, New York 10169
(212) 883-2500

SUPPLEMENT DATED DECEMBER 31, 2009
TO THE PROSPECTUS
DATED FEBRUARY 27, 2009

This Supplement modifies the Prospectus dated February 27, 2009 for Clarion Value Fund, Inc.  (the “Fund”).

Service Providers – Portfolio Managers

Mr. Stephen Baines no longer serves as a portfolio manager for the Fund, and is no longer employed by ING Clarion Capital, LLC, the Fund’s investment adviser.  Mr. Daniel Heflin continues to serve as portfolio manager and has primary responsibility for the Fund’s day-to-day management.  All references in the Prospectus to Mr. Baines shall be disregarded and references to the Fund’s portfolio managers shall be deemed to refer only to Mr. Heflin.

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The information in this Supplement modifies the Fund’s Prospectus dated February 27, 2009.  In particular, and without limitation, the information contained in this Supplement modifies (and if inconsistent, replaces) information contained in the section of the Prospectus entitled “Summary- Service Providers.”